As filed with the Securities and Exchange Commission on May 3, 2007
Registration No. 333-122172

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOREST CITY ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-0863886

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1100 Terminal Tower, 50 Public Square
Cleveland, Ohio 44113-2203

(Address of Principal Executive Offices) (Zip Code)
FOREST CITY ENTERPRISES, INC.
1994 STOCK PLAN (AS AMENDED AND RESTATED AS OF JUNE 21, 2005)
(Full Title of the Plan)

FCE Statutory Agent, Inc.
Forest City Enterprises, Inc.
1100 Terminal Tower, 50 Public Square
Cleveland, Ohio 44113-2203

(Name and Address of Agent for Service)
(216) 621-6060

(Telephone Number, Including Area Code, of Agent For Service)
This Post-Effective Amendment No. 1 to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 464 under the Securities Act of 1933.

Part II
EXPLANATORY STATEMENT
     Registration Statement No. 333-122172 on Form S-8 (the “Registration Statement”) was filed by Forest City Enterprises Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) on January 20, 2005, with respect to the Forest City Enterprises, Inc. 1994 Stock Plan (As Amended and Restated as of June 8, 2004). That plan has been amended and restated again, and then further amended twice. The purpose of this Post-Effective Amendment No. 1 to the Registration Statement (this “Post-Effective Amendment No. 1”) is to amend Item 8 and the Exhibit Index.
Item 8. Exhibits

4.1	Amended Articles of Incorporation adopted as of October 11, 1983, incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended October 31, 1983 (File No. 1-4372).

4.2	Certificate of Amendment by Shareholders to the Articles of Incorporation of Forest City Enterprises, Inc. dated June 24, 1997, incorporated by reference to Exhibit 4.14 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-41437).

4.3	Certificate of Amendment by Shareholders to the Articles of Incorporation of Forest City Enterprises, Inc. dated June 16, 1998, incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-61925).

4.4	Certificate of Amendment by Shareholders to the Articles of Incorporation of Forest City Enterprises, Inc., effective as of June 20, 2006, incorporated by reference to Exhibit 3.6 to the Registrant’s Form 10-Q for the quarter ended July 31, 2006 (File No. 1-4372).

4.5	Code of Regulations as amended June 15, 2006, incorporated by reference to Exhibit 3.5 to the Registrant’s Form 10-Q for the quarter ended July 31, 2006 (File No. 1-4372).

4.6	Forest City Enterprises, Inc. 1994 Stock Plan (As Amended and Restated as of June 21, 2005) (the “Plan”), incorporated by reference to Appendix A of the Registrant’s Proxy Statement dated April 26, 2005 (File No. 1-4372).

4.7	Amendment No. 1 to the Plan, incorporated by reference to Exhibit 10.53 to the Registrant’s Annual Report on Form 10-K for the year ended January 31, 2006 (File No. 1-4372).

4.8*	Amendment No. 2 to the Plan.

5*	Opinion of Counsel.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (Included in Exhibit 5).

24**	Power of Attorney.

*	Filed herewith.

**	Filed with the Registration Statement.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on May 3, 2007.

FOREST CITY ENTERPRISES, INC.
By:	/s/ Thomas G. Smith
Thomas G. Smith
Executive Vice President, Chief Financial Officer, and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated below on May 3, 2007.

Signature	Title

* Albert B. Ratner	Co-Chairman of the Board and Director

* Samuel H. Miller	Co-Chairman of the Board, Treasurer and Director

* Charles A. Ratner	President, Chief Executive Officer and Director (Principal Executive Officer)

* Thomas G. Smith	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

* Linda M. Kane	Senior Vice President and Corporate Controller (Principal Accounting Officer)

* James A. Ratner	Executive Vice President and Director

* Ronald A. Ratner	Executive Vice President and Director

* Brian J. Ratner	Executive Vice President and Director

/s/ Bruce C. Ratner Bruce C. Ratner	Executive Vice President and Director

* Deborah Ratner Salzberg	Director

Signature	Title

* Michael P. Esposito, Jr.	Director

* Scott S. Cowen	Director

* Jerry V. Jarrett	Director

* Joan K. Shafran	Director

* Louis Stokes	Director

* Stan Ross	Director

*	Thomas G. Smith, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to the power of attorney filed as Exhibit 24 to Registration Statement No. 333-122172 on Form S-8 with the Securities and Exchange Commission.

May 3, 2007	By:	/s/ Thomas G. Smith
Thomas G. Smith, Attorney-in-Fact

EXHIBIT INDEX

4.1	Amended Articles of Incorporation adopted as of October 11, 1983, incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended October 31, 1983 (File No. 1-4372).

4.2	Certificate of Amendment by Shareholders to the Articles of Incorporation of Forest City Enterprises, Inc. dated June 24, 1997, incorporated by reference to Exhibit 4.14 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-41437).

4.3	Certificate of Amendment by Shareholders to the Articles of Incorporation of Forest City Enterprises, Inc. dated June 16, 1998, incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-61925).

4.4	Certificate of Amendment by Shareholders to the Articles of Incorporation of Forest City Enterprises, Inc., effective as of June 20, 2006, incorporated by reference to Exhibit 3.6 to the Registrant’s Form 10-Q for the quarter ended July 31, 2006 (File No. 1-4372).

4.5	Code of Regulations as amended June 15, 2006, incorporated by reference to Exhibit 3.5 to the Registrant’s Form 10-Q for the quarter ended July 31, 2006 (File No. 1-4372).

4.6	Forest City Enterprises, Inc. 1994 Stock Plan (As Amended and Restated as of June 21, 2005) (the “Plan”), incorporated by reference to Appendix A of the Registrant’s Proxy Statement dated April 26, 2005 (File No. 1-4372).

4.7	Amendment No. 1 to the Plan, incorporated by reference to Exhibit 10.53 to the Registrant’s Annual Report on Form 10-K for the year ended January 31, 2006 (File No. 1-4372).

4.8*	Amendment No. 2 to the Plan.

5*	Opinion of Counsel.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (Included in Exhibit 5).

24**	Power of Attorney.

*	Filed herewith.

**	Filed with the Registration Statement.